Exhibit 5.1
1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599
TEL 215.665.8500
FAX 215.864.8999
www.ballardspahr.com
November 20, 2009
Novavax, Inc.
9920 Belward Campus Drive
Rockville, Maryland 20850

Re:	Novavax, Inc., Registration Statement on Form S-3 (File No. 333-138893)
Ladies and Gentlemen:
We have acted as counsel to Novavax, Inc., a Delaware corporation (the “Company”), and are rendering this opinion in connection with a prospectus supplement, dated November 20, 2009 (the “Prospectus Supplement”), relating to the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 22, 2006 (File No. 333-138893) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 6,800,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), plus 1,020,000 shares that may be purchased by the Underwriters (as defined below) to cover over-allotments, if any (collectively, the “Shares”).
The Shares are to be sold by the Company pursuant to a purchase agreement (the “Purchase Agreement”) entered into by and between the Company, and Piper Jaffray & Co. and Lazard Capital Markets LLC ( collectively, the “Underwriters”), which has been filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.
We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the Prospectus Supplement, (ii) the Purchase Agreement, and (iii) the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated By-Laws of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.
In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company.
Atlanta | Baltimore | Bethesda | Denver | Las Vegas | Los Angeles | New Jersey | Philadelphia | Phoenix | Salt Lake City | Washington, DC | Wilmington

Novavax, Inc.
November 20, 2009

In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.
Based upon and subject to the limitations and assumptions set forth herein, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Purchase Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock.
We express no opinion as to the law of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States.
We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Ballard Spahr LLP